EXHIBIT A

                         INDEX SERIES OF THE FUND

INDEX SERIES                                                 EFFECTIVE DATE
------------                                                 --------------
First Trust Dow Jones MicroCap Index(SM) Fund                September 24, 2005
First Trust Value Line(R) Arithmetic Index Fund
First Trust Morningstar(R) Dividend Leaders(SM)
      Index Fund                                             March 15, 2006
First Trust NASDAQ-100 Equal Weighted Index(SM) Fund         April 25, 2006
First Trust NASDAQ-100-Technology Sector Index(SM) Fund      April 25, 2006
First Trust Ibbotson Core U.S. Equity Allocation
      Index Fund
First Trust IPOX-100 Index Fund                              April 13, 2006
First Trust AMEX(R) Biotechnology Index Fund                 June 23, 2006
First Trust DB Strategic Value Index Fund                    July 6, 2006
First Trust Dow Jones Internet Index(SM) Fund                June 23, 2006
First Trust NASDAQ-100 Ex-Technology Sector
      Index(SM) Fund                                         February 14, 2007
First Trust NASDAQ(R) Clean Edge(R) U.S. Liquid Series
      Index Fund                                             February 14, 2007
First Trust Value Line(R) Equity Allocation Index Fund       October 13, 2006
First Trust Value Line(R) Dividend Index Fund                October 13, 2006
First Trust S&P REIT Index Fund
First Trust ISE-Revere Natural Gas Index Fund
First Trust ISE Water Index Fund
First Trust ISE Chindia Index Fund
First Trust Value Line(R) 100 Exchange-Traded Fund